UNITED STATES
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SCHEDULE 14A
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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
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The following press release may be provided to shareholders of Argo Group International Holdings, Ltd.

Argo Files Investor Presentation

Details Company’s Strong Track Record and Continued Efforts to Drive Growth and Value for Shareholders
Corrects Voce’s Continued Falsehoods
Voce’s Proposed “Plan” Reveals Lack of Experience in Insurance Company Operating Strategies or Execution Challenges
Recommends Shareholders Vote the WHITE Proxy Card in Support of Argo’s Highly Qualified Slate of Directors
HAMILTON, Bermuda – May 2, 2019 – Argo Group International Holdings, Ltd. (NYSE: ARGO), an international underwriter of specialty insurance and reinsurance products in the property and casualty market, today filed a presentation with the U.S. Securities and Exchange Commission detailing the Company’s strong track record, continued efforts to create shareholder value, and best-in-class Board and corporate governance.  The presentation also responds to Voce Capital’s continued, false and misleading claims.
The presentation and additional information related to Argo’s 2019 Annual Meeting of Stockholders can be found by visiting Argo’s Investor Relations website.
Presentation highlights include:
•
Argo’s operating strategy is delivering superior shareholder returns.  In Q1 2019, Argo achieved annualized GAAP ROAE of 20.1%[1].  The 9.1% annualized adjusted operating ROAE for the quarter, a 100 basis point improvement year-over-year, reflects strong momentum.  Argo has also delivered robust total shareholder return relative to peers.

•	Argo 1-year total shareholder return of 35.9% vs. peer median[2] of 11.8%
•	Argo 3-year total shareholder return of 88.8% vs. peer median[2] of 43.8%
•	Argo 5-year total shareholder return of 164.5% vs. peer median[2] of 74.0%

•
Argo’s Board has the critical expertise and independence needed to continue providing the necessary oversight and protect shareholder value.  The Board has the necessary mix of skills to oversee near- and long-term strategy, including deep insurance industry knowledge, significant finance, technology and capital markets expertise and business operations backgrounds.

•	The Board is committed to proactive refreshment and best-in-class corporate governance. Argo is undergoing an effective board refreshment process that is deliberate, well-crafted, and

1 Annualized return on average shareholders’ equity ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
2 Represents the median of operating peers, which include Alleghany, American Financial, Arch, Axis, Global Indemnity, Hallmark, Hanover, James River, Markel, Protective, RLI, Selective, and W.R. Berkley. Total shareholder return includes the reinvestment of dividends on the ex-date.  Source: SNL Financial and FactSet. Market data as of 4/30/19.

introduces fresh thinking, all while driving continued performance in key elements of a successful strategy.  This is exemplified by the five new independent members added in the past three years.
•
Voce’s proposed “plan” reveals a lack of experience in insurance company operating strategies or execution challenges.  Voce’s “plan,” including the inaccurate financial metrics in its recent presentation, is absurd, consisting of nothing more than speculation and fictional scenarios.

“Argo’s Board has overseen the Company’s successful transformation from a domestic insurer specialized in workers’ comp to a global underwriter of specialty insurance and reinsurance, paving the way for Argo’s superior shareholder returns,” said Argo Independent Chairman Gary Woods.  “Our operating strategy has been deliberately constructed to deliver for shareholders and our positive financial outlook supports continued value creation.”
Argo urges shareholders to vote the WHITE proxy card “FOR” all of the Company’s highly qualified director nominees in connection with Argo's Annual Meeting of Shareholders, which is scheduled to be held on May 24, 2019.  Argo shareholders of record as of the close of business on March 11, 2019 will be entitled to vote at the Annual Meeting.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-‘(Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.
ADDITIONAL INFORMATION
Argo Group International Holdings, Ltd. (“Argo Group”) has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual General Meeting of Shareholders (the “2019 Annual General Meeting”). ARGO GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Argo Group with the SEC without charge from the SEC’s website at www.sec.gov.
CERTAIN INFORMATION REGARDING PARTICIPANTS
Argo Group, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Argo Group’s shareholders in connection with the matters to be considered at the 2019 Annual General Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Argo Group International Holdings, Ltd.

Media:
David Snowden, 210-321-2104
Senior Vice President, Group Communications
david.snowden@argogroupus.com

or

Investors:
Susan Spivak Bernstein, 212-607-8835
Senior Vice President, Investor Relations
susan.spivak@argolimited.com